As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-221322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-4460265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 West Madison Street

Chicago, Illinois 60607

(888) 422-6562

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall T. Conte
Vice President and Chief Financial Officer
MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

Craig M. Scheer, P.C.
Silver, Freedman, Taff & Tiernan LLP
3299 K Street, N.W., Suite 100
Washington, D.C. 20007
(202) 295-4500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-221322) (the “Registration Statement”) of MB Financial, Inc. (the “Company” or the “Registrant”), initially filed with the Securities and Exchange Commission on November 3, 2017, is filed solely to withdraw from registration all remaining unsold securities of the Company covered by the Registration Statement as of the date hereof.

The Registrant is terminating all offerings of its securities pursuant to the Registration Statement.  The Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration all securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 28, 2019.  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MB FINANCIAL, INC.

By:	/s/ Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer